UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2003

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-14068	06-1084424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

Exhibits:

99.1	Press Release, dated May 1, 2003, issued by Memry Corporation.

99.2	Transcript of Third Quarter Earnings Release Conference Call.

Item 9.    Regulation FD Disclosure.

On May 1, 2003, Memry Corporation (“Memry”) announced its final financial results for the quarter ended March 31, 2003 by issuing a press release and on May 2, 2003 held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement and the related conference call transcript are attached as Exhibit Nos. 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The press release and the conference call contain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Memry’s control which may cause actual results, performance or achievements of Memry to be materially different from the results, performance or other expectations implied by the forward-looking statements. These factors include, but are not limited to those detailed in Memry’s periodic filings with the Securities and Exchange Commission.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibits attached hereto is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use Of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Memry provides a non-GAAP measure of net income in the earnings release attached hereto as Exhibit 99.1. The presentation of non-GAAP net income for the nine months ended March 31, 2003 excludes a one-time increase in earnings resulting from the recognition of a $7,022,000 deferred tax asset. The non-GAAP measure was not intended to replace or to be displayed more prominently than the GAAP measurement of net income. Memry has provided clear, concise disclosure in the earnings release to enable investors to reconcile the non-GAAP measure of net income to the measure of net income calculated in accordance with GAAP. Memry’s management believes that this non-GAAP measure is useful to investors because it allows comparisons to prior periods, and management uses the measure for such purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: May 7, 2003	By:	/S/ ROBERT P. BELCHER

Robert P. Belcher Senior Vice President—Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 1, 2003, issued by Memry Corporation.

99.2	Transcript of Third Quarter Earnings Release Conference Call.